Exhibit 10.2

Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated as of October 31, 2024 and is by and among SENSIENT TECHNOLOGIES CORPORATION, a Wisconsin corporation (the “Company” or the “Borrower”), the financial institutions signatory hereto as lenders, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”).

Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Loan Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Company, the financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Loan Agreement dated as of November 7, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, each of the Lenders and the Administrative Agent entered into Assignment and Assumption Agreements whereby the Administrative Agent irrevocably purchased and assumed all of the rights and obligations under the Loan Agreement from each of the other Lenders; and

WHEREAS, the Company, the Administrative Agent and the sole Lender wish to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Amendments to Loan Agreement. Upon the First Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

(a)          The definition of “Applicable Margin” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety.

(b)          The definition of “Applicable Period” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety.

(c)          The definition of “Base Rate Margin” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Base Rate Margin” means 0.125%.

(d)          The definition of “Calculation Date” in Section 1.01 of the Loan Agreement is hereby deleted in its entirety.

(e)          The definition of “Daily Simple SOFR” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

(f)          The definition of “EURIBOR Rate” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“EURIBOR Rate” means the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or any other person that takes over the administration of such rate) for a period equal in length to the applicable interest period (one (1), three (3) or six (6) months), as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time) at approximately 11:00 a.m. (Brussels time) two (2) business days prior to the commencement of such interest period; provided, that if by such time the EURIBOR Rate in respect of such day has not been so published, or if such day is not a business day, then the EURIBOR Rate for such day will be the EURIBOR Rate as published in respect of the first preceding business day for which such EURIBOR Rate was published thereon; provided further that any EURIBOR Rate so determined based on the first preceding business day shall be utilized for purposes of calculation of the EURIBOR Rate for no more than three (3) consecutive business days (any such day, collectively, the “EURIBOR Lookback Day”).

(g)          The definition of “Eurocurrency Rate Margin” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Eurocurrency Rate Margin” means 1.125%.

(h)          The definition of “Maturity Date” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means November 7, 2025.

(i)          The definition of “Percentage” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Percentage” means, with respect to each Lender, the ratio of (a) that Lender’s Term Loan Commitment, to (b) the Aggregate Term Loan Commitment Amount. For purposes of this definition only, following the advance of the Term Loan, each Lender’s Percentage shall be deemed to be the portion (on a percentage basis) of the Term Loan held by such Lender.

(j)          Article I of the Loan Agreement is hereby amended by adding a new Section following Section 1.6 to read in its entirety as follows:

Section 1.7          Benchmark Replacement Notification; Rates.

Section 2.13(l) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or calculation of, or any other matter related to, any Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(k)          Section 2.8(b) of the Loan Agreement is hereby amended by deleting the references to capitalized term “Alternative Currency” appearing therein and replacing it with the uncapitalized term “alternative currency”.

(l)          Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.3          Compliance with Laws.

The Company will, and will cause each Subsidiary to, comply with the requirements of applicable laws and regulations, the non-compliance with which would effect a Material Adverse Change. In addition, and without limiting the foregoing sentence, the Company will (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls the Company or any Subsidiary is or shall be a Sanctioned Person, (b) not use or permit the use of the proceeds of the Term Loan in a manner inconsistent with the second sentence of Section 4.20 and not repay the Term Loans with funds derived from any unlawful activity and (c) comply, and cause each Subsidiary to comply, with all Anti-Terrorism Laws in all material respects.

2.          Representations and Warranties. The Company hereby represents and warrants that:

(a)          The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) require any consent or approval of the equityholders of the Company, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those consents described in Schedule 4.2 of the Loan Agreement, each of which has been obtained and is in full force and effect, (b) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System and Section 7 of the Exchange Act or any regulation promulgated thereunder) or of any order, writ, injunction or decree presently in effect having applicability to the Company or of the Organizational Documents of the Borrower, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary.

(b)          This Amendment has been duly executed and delivered by the duly authorized officers of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)          Both immediately before and immediately after giving effect to this Amendment, the representations and warranties contained in Article IV of the Loan Agreement are correct in all material respects (or correct in all respects, if any such representation and warranty is qualified by materiality or reference to Material Adverse Change), except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are correct in all material respects (or correct in all respects, if any such representation and warranty is qualified by materiality or reference to Material Adverse Change) as of such earlier date.

(d)          Immediately before and immediately after giving effect to this Amendment, no event has occurred and is continuing, or would result from this Amendment, which constitutes a Default or an Event of Default.

3.          Effectiveness. This Amendment shall become effective, and the “First Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below:

(a)          the execution and delivery hereof by the Company, the Administrative Agent and the Required Lenders;

(b)          the Administrative Agent shall have received, in form and substance satisfactory to it:

(i)          a certificate of the secretary or an assistant secretary of the Company (i) certifying that the execution, delivery and performance of the Amendment and other documents contemplated hereunder have been duly approved by all necessary action of the Governing Board of the Company (or the Finance Committee thereof, if such committee is authorized to act on behalf of the Governing Board of the Company), and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that attached to such certificate are true and correct copies of the Organizational Documents of the Company, together with such copies (or a certification that no modifications have been made to such Organizational Documents since the date last delivered to the Administrative Agent), and (iii) certifying the names of the officers of the Company who are authorized to sign the Amendment and other documents contemplated hereunder, together with the true signatures of such officers (or a certification that there have been no changes to the officers of the Company since the Closing Date);

(ii)          a certificate of good standing of the Company from the Secretary of State of its jurisdiction of incorporation, dated not more than thirty days before the First Amendment Effective Date;

(iii)          such other documents (including “know your customer” information) as the Administrative Agent or the Required Lenders may reasonably deem necessary or advisable in connection with the Term Loan; and

(iv)          a Beneficial Ownership Certification in relation to the Company (or a certification that the Company qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulation) to any Lender requesting the same; and

(c)          The Company shall have paid all fees and expenses of the Administrative Agent required to be paid as of the First Amendment Effective Date under this Amendment, including fees of counsel for the Administrative Agent for which a statement has been received.

4.          References, Effect, Etc. Upon the effectiveness of this Amendment, each reference to the Loan Agreement in the Loan Agreement or any other Loan Document shall mean and be a reference to the Loan Agreement as modified by this Amendment. For the avoidance of doubt, this Amendment constitutes a Loan Document.

5.          Estoppel, Acknowledgement and Reaffirmation. As of the date hereof, the aggregate outstanding principal amount of the Term Loan is €75,000,000 and PNC Bank, National Association is the sole Lender with respect to the Term Loan and holds the entire outstanding principal amount thereof. The Borrower hereby acknowledges and reaffirms its obligations under the Loan Documents and agrees that this Amendment shall in no manner impair or otherwise adversely affect such obligations, except as explicitly set forth herein.

6.          No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Loan Agreement or any other Loan Documents executed and/or delivered in connection therewith.

7.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

8.          Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.          Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

SENSIENT TECHNOLOGIES CORPORATION,
as Company

By:	/s/ Amy M. Agallar
	Name:	Amy M. Agallar
	Title:	Vice President and Treasurer

SENSIENT TECHNOLOGIES CORPORATION
FIRST AMENDMENT TO LOAN AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and the sole Lender

By:	/s/ Joseph Plantier
	Name:	Joseph Plantier
	Title:	Assistant Vice President

SENSIENT TECHNOLOGIES CORPORATION
FIRST AMENDMENT TO LOAN AGREEMENT